Exhibit 5.1
[OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]
August 12, 2009
American Medical Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, MN 55343

Re:	American Medical Systems Holdings, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We are acting as counsel to American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), that is automatically effective under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 462(e) promulgated thereunder that is being filed with the Securities and Exchange Commission (the “Commission”) relating to the proposed public offering that the Company may offer from time to time of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) senior debt securities or subordinated debt securities (collectively, the “Debt Securities”), each of which may be convertible into or exercisable for Common Stock or other securities of the Company or debt or equity securities of one or more other entities, and/or (iii) warrants (the “Warrants”), each of which may be converted, exercised or exchanged for Common Stock or other securities of the Company or debt or equity securities of one or more other entities.
     The Common Stock, the Debt Securities and the Warrants are herein referred to collectively as the “Securities.” The Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
     For purposes of this opinion letter, we have examined copies of the following documents (collectively, the “Documents”):
     a. An executed copy of the Registration Statement.
     b. The Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”), as filed with the Secretary of State of the State of Delaware on May 4, 2006, and as certified by the Secretary of State of the State of Delaware and the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     c. The Bylaws of the Company, as amended to date (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     d. Resolutions of the Board of Directors of the Company adopted at a meeting held on July 30, 2009 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and other related matters (the “Securities Resolutions”).
     In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein, including the accuracy and completion of the information, representations, and warranties contained therein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Securities Resolutions, Charter, Bylaws and applicable Delaware law (each, a “Board Action”) in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Registration Statement and any amendments thereto, including post-effective amendments, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto, including post-effective amendments, will be automatically effective under the Act, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Warrants will be issued under one or more warrant agreements, which will state that Minnesota law governs; (iv) any Debt Securities will be issued under and in conformity with one or more indentures or other debt agreements, which will state that New York law governs; (v) the Securities will be delivered against payment of valid consideration therefore, and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; (vi) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vii) any Securities (other than Common Stock) issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (viii) with respect to shares of Common Stock offered or available upon conversion, exchange, redemption or exercise of any Securities, there will be sufficient shares of Common Stock authorized under the Company’s Charter and not otherwise reserved for issuance; (ix) the Company will remain a Delaware corporation; and (x) any indenture used in connection with the issuance of Debt Securities will be duly executed and delivered by the trustee, if there is a trustee, and such indenture will be qualified under the Trust Indenture Act of 1939, as amended, and that the trustee, if there is a trustee, has the requisite organizational and legal power to perform its obligations under any such indenture and such indenture constitutes the legal, valid and binding obligation of the trustee, if there is a trustee.
     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that all parties other than the Company under any indenture or other debt agreement for any Debt Securities or the warrant agreement for any Warrants, including but not limited to, the trustee and the debt agent or warrant agent, are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization; that such other parties are duly qualified to engage in the activities contemplated by such indenture or other debt agreement or warrant agreement; that such indenture or other debt agreement or warrant agreement has been duly authorized, executed and delivered by all other parties and constitutes the legal, valid and binding obligation of all other parties enforceable against such other parties in accordance with its terms; that such other parties are in compliance with respect to performance of their obligations under such indenture or other debt agreement or warrant agreement with all applicable laws and regulations; and that such other parties have the requisite organizational and legal power and authority to perform their obligations under such indenture or other debt agreement or warrant agreement.
     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:
     1. With respect to any Common Stock (including Common Stock issued upon the exercise of any Common Stock conversion feature of any Debt Securities or issued upon the conversion, exercise or exchange of Warrants) upon (i) final Board Action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors, which consideration per share is not less than the par value per share, (iii) in the case of any Common Stock to be issued upon exercise of any Common Stock conversion feature of any Debt Securities, due exercise of such conversion feature and payment of the price associated with such conversion feature specified in such Debt Securities, and (iv) in the case of any Common Stock to be issued upon the conversion, exercise or exchange of Warrants, due conversion, exercise or exchange of and payment of the price specified in such Warrants, the Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to any Debt Securities, upon (i) final Board Action authorizing the creation and issuance of such Debt Securities in accordance with the terms of the Charter, the Bylaws, and applicable law; (ii) issuance and sale of the Debt Securities in conformity with the indenture or other debt agreement pursuant to which the Debt Securities is being issued; (iii) final Board Action authorizing execution and delivery of any indenture or other debt agreements; (iv) dual authentication by the trustee under the indenture, if there is a trustee and if there is an indenture; (v) due execution and delivery of any indenture or other debt agreement pursuant to which the Debt Securities is being issued on behalf of the Company and the parties named therein; and (vi) due execution, countersignature, issuance and delivery of the Debt Securities against payment of the consideration therefor specified in any applicable indenture or other debt agreement pursuant to which the Debt Securities is being issued approved by the Board of Directors and otherwise in accordance with the terms of any applicable indenture or other debt agreement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. With respect to any Warrants, upon (i) final Board Action authorizing execution and delivery of a warrant agreement, (ii) final Board Action authorizing the creation and issuance of the Securities which comprise such Warrants in accordance with the terms of the Charter, the Bylaws and applicable law, (iii) due execution and delivery of a warrant agreement on behalf of the Company and the parties named therein, and (iv) due execution, countersignature, issuance and delivery of the Warrants against payment of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors and otherwise in accordance with the warrant agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution which may be limited by applicable law or equitable principles; and (iii) general principles of equity including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law.
     This opinion is limited to the Delaware General Corporation Law, the federal laws of the United States of America, the internal laws of the State of Minnesota, and, with respect to opinion #2 above, the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Warrants or Debt Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving this consent, we do not believe that we are an “expert” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Oppenheimer Wolff & Donnelly LLP